Exhibit 10.1

October 29, 2015

Nabil:

On behalf of the Board of Directors of DGSE Companies, Inc. (the “Board”), I am pleased to offer you the positions of Chief Financial Officer and Secretary of the Board at DGSE Companies, Inc.  This position will report directly to the Chief Executive Officer.

The Board would like to extend to you the following compensation and benefits, beginning on your effective date, November 5, 2015:

  Salary: Annual gross starting salary of $225,000, paid in biweekly installments by your choice of check or direct deposit
  Performance Bonus: Up to twenty-five percent (25%) of your annual gross salary based on achievement of goals, annually agreed upon by the Board.
  Equity: Participation in any equity compensation grants for senior management, commensurate with what other members of senior management receive
  Benefits: You will continue to be entitled to participate in all DGSE benefit plans for which you are eligible. While the plans offered may change from time to time during your employment we currently offer the following:

Vacation: 20 days per year
401(k): Available the 90 days following initial employment date
Health Insurance: Blue Cross Blue Shield
Dental Insurance: Met Life
Life and Disability Insurance: MetLife
Short and Long Term Disability
Sick leave

Accepting this offer of employment, you certify your understanding that your employment will be on an at-will basis, and that neither you, the Board, any shareholders, nor any third party has entered into any other contract regarding the terms or duration of your employment. As an at-will employee, either you or DGSE will be free to terminate your employment with the company at any time, with or without cause or advance notice. We look forward to your continued success at DGSE and are confident that you will continue to play a critical role in our company’s future.

If you have any questions, please feel free to contact me at 972-587-4023.

Sincerely,

Matthew Peakes
Chief Executive Officer

Accept Job Offer
By signing and dating this letter below, I, Nabil J. Lopez, accept this job offer of Chief Financial Officer and Secretary of the Board, by DGSE Companies, Inc.

Signature:____/s/ NABIL J. LOPEZ___________________________ Date:___10/29/15__________

Decline Job Offer
By signing and dating this letter below, I, Nabil J. Lopez, decline this job offer of Chief Financial Officer and Secretary of the Board, by DGSE Companies, Inc.

Signature:_________________________________ Date:_____________